UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2011

UNION NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-19214	23-2415179
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

570 Lausch Lane, Suite 300, Lancaster, Pennsylvania		17601
(Address of principal executive offices)		(Zip Code)

(717) 653-1441
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 24, 2011, Union National Financial Corporation (“UNNF”), Donegal Financial Services Corporation (“DFSC”) and certain affiliated entities of DFSC executed an amendment (the “Amendment”) to their previously reported Agreement and Plan of Merger dated as of April 19, 2010, as amended and restated as of May 20, 2010 and as amended on September 1, 2010 and December 8, 2010 (the “Merger Agreement”).  The Amendment extends the date upon which UNNF or DFSC may terminate the Merger Agreement if the merger is not consummated by that date.  The Amendment extends such date from March 31, 2011 to May 31, 2011.  The parties did not amend the Merger Agreement in any other respect.

The foregoing summary of the Amendment is qualified in its entirety by reference to the complete text of the Amendment, which is filed hereto as Exhibit 2.1 and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

2.1	Amendment to Agreement and Plan of Merger dated as of March 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION NATIONAL FINANCIAL CORPORATION

Date: March 24, 2011	By:	/s/ Mark D. Gainer
Mark D. Gainer
Chairman, President, and Chief Executive Officer